UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2010
INDEPENDENCE HOLDING COMPANY (Exact name of registrant as specified in its charter)
Delaware	010306	58-1407235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Cummings Point Road, Stamford, CT 06902
(Address of Principal Executive Offices) (Zip Code)
(203) 358-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Independence Holding Company (the “Company”) was held on June 18, 2010. Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Election of Directors. The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until the next Annual Meeting of Stockholders of the Company. The following is a break down of the voting results:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Mr. Larry R. Graber	9,597,775	1,482,598	2,693,590
Mr. Allan C. Kirkman	10,959,579	120,794	2,693,590
Mr. John L. Lahey	10,960,122	120,251	2,693,590
Mr. Steven B. Lapin	9,689,584	1,390,789	2,693,590
Mr. Edward Netter	9,584,938	1,495,435	2,693,590
Mr. James G. Tatum, C.F.A.	10,960,122	120,251	2,693,590
Mr. Roy T.K. Thung	9,589,249	1,491,124	2,693,590

Appointment of KPMG LLP as Independent Auditors. The stockholders of the Company ratified the appointment of KPMG LLP as the Company’s independent auditor. The following is a breakdown of the results:

			BROKER
FOR	AGAINST	ABSTENTION	NON-VOTES
13,725,555	30,463	17,945	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

Dated:

June 23, 2010

By:   /s/ Adam C. Vandervoort
Name:  Adam C. Vandervoort
Title:  Vice President, General Counsel and Secretary

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